As filed with the Securities and Exchange Commission on June 14, 2001
                                           Registration No. 333-
                                                                ----------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                T/R SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                 Georgia                                 58-1958870
     (State or other jurisdiction of        (I.R.S. Employee Identification No.)
     incorporation or organization)

           1300 Oakbrook Drive                              30093
            Norcross, Georgia                            (Zip Code)
(Address of principal executive offices)

                                   -----------

                    T/R SYSTEMS, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                   -----------

                              Michael E. Kohlsdorf
                      President and Chief Executive Officer
                                T/R Systems, Inc.
                               1300 Oakbrook Drive
                             Norcross, Georgia 30093
                     (Name and address of agent for service)

                                 (770) 448-9008
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

                                   -----------


                                                 CALCULATION OF REGISTRATION FEE
=============================================================================================================================

                                                        Proposed maximum         Proposed maximum
     Title of securities           Amount to be          offering price             aggregate               Amount of
       to be registered             registered            per share(1)          offering price(1)      registration fee(2)
-----------------------------------------------------------------------------------------------------------------------------

 Common Stock, $.01 par value    2,100,000 shares             $3.80               $7,980,000.00             $1,995.00
=============================================================================================================================

         (1) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The offering price is calculated based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the Nasdaq National Market on June 7, 2001, a date within 5 business days prior to the filing of this Registration Statement.

         (2) The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .000250.

===============================================================================

                                EXPLANATORY NOTE

The purpose of this Registration Statement is to register 2,100,000 additional shares of common stock, par value $0.01 per share, of T/R Systems, Inc. (the "Company"), issuable pursuant to the Company's 1999 Stock Option Plan, as amended. In accordance with General Instruction E of Form S-8, the information contained in the registration statement on Form S-8 (File No. 333-36914) is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------

         Exhibit
         Number            Description
         ------            -----------

         4                 T/R Systems, Inc. 1999 Stock Option Plan, as amended

         5                 Opinion of Jones, Day, Reavis & Pogue re: legality

         23.1              Consent of Jones, Day, Reavis & Pogue (included in
                           Exhibit 5)

         23.2 Consent of Deloitte & Touche LLP, independent auditors

         24                Power of Attorney (included in the signature page)

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 14th day of June, 2001.


                                     T/R SYSTEMS, INC.



                                     By: /s/ Michael E. Kohlsdorf
                                         --------------------------------------
                                         Michael E. Kohlsdorf
                                         President and Chief Executive Officer






                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael E. Kohlsdorf and Lyle W. Newkirk, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               Signature                                Title                                    Date
               ---------                                -----                                    ----

  /s/ Michael E. Kohlsdorf              President and Chief Executive Officer             June 14, 2001
  ----------------------------------    (Principal Executive Officer)
 Michael E. Kohlsdorf

  /s/ Lyle W. Newkirk                   Senior Vice President, Chief Financial Officer,   June 14, 2001
  ----------------------------------    Secretary and Treasurer (Principal Financial
 Lyle W. Newkirk                        and Accounting Officer)

  /s/ Charles H. Phipps
  ----------------------------------             Director                                 June 14, 2001
 Charles H. Phipps

------------------------------------
 C. Harold Gaffin                                Director                                 June 14, 2001

  /s/ Philip T. Gianos
  ----------------------------------             Director                                 June 14, 2001
 Philip T. Gianos

               Signature                                Title                                    Date
               ---------                                -----                                    ----
/s/ Kevin J. McGarity
----------------------------------               Director                                 June 14, 2001
Kevin J. McGarity

/s/ Peter S. Sealey
----------------------------------               Director                                 June 14, 2001
Peter S. Sealey

/s/ E. Neal Tompkins
----------------------------------               Director                                 June 6, 2001
E. Neal Tompkins

                                  EXHIBIT INDEX




Exhibit                                                                                     Page
Number                               Description                                           Number
------                               -----------                                           ------

4              T/R Systems, Inc. 1999 Stock Option Plan, as amended                        Page 6

5              Opinion of Jones, Day, Reavis & Pogue re: legality                          Page 10

23.1           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23.2           Consent of Deloitte & Touche, independent auditors                          Page 11

24             Power of Attorney (included in signature page)


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